Exhibit 10.126

CLEAN ENERGY FUELS CORP.
VOTING AGREEMENT
THIS VOTING AGREEMENT (“Agreement”) is made as of May 9, 2018, by and among Clean Energy Fuels Corp., a Delaware corporation (the “Company”), Total Marketing Services S.A., a company incorporated and registered in France (Company Number 542 034 921) (“Purchaser”), and those certain stockholders of the Company set forth on Exhibit A hereto (each, a “Stockholder” and collectively, the “Stockholders”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below).
RECITALS
WHEREAS, Purchaser is agreeing to purchase from the Company 50,856,296 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) pursuant to a Stock Purchase Agreement, dated as of the date hereof, between the Company and Purchaser (the “Purchase Agreement”);
WHEREAS, as of April 10, 2018, the Stockholders beneficially (as such term is defined in Section 13(d)(3) of the Exchange Act and the rules promulgated thereunder) own 20,715,576 shares of Common Stock in the aggregate (the “Stockholders Shares”), representing as of such date beneficial ownership of approximately 13.2% of the Common Stock (calculated in accordance with Section 13(d)(3) of the Exchange Act and the rules promulgated thereunder); and
WHEREAS, the Company and the Stockholders desire to enter into this Agreement in order to induce Purchaser to purchase the Shares pursuant to the Purchase Agreement.
NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Agreement to Vote; Irrevocable Proxy and Power of Attorney.
(a)    Each Stockholder, as of April 10, 2018, owns the number of Stockholders Shares set forth opposite such Stockholder’s name on Exhibit A hereto and each Stockholder has the legal right to vote thereon whether at an annual or special meeting of the Company’s stockholders or by written consent.
(b)    During the term of this Agreement and to the extent each Stockholder is entitled under the Company’s organizational documents to vote on such matters, such Stockholder hereby

Exhibit 10.126

agrees to vote all shares of Common Stock and all other securities of the Company that may vote in the election of the Company’s directors that such Stockholder owns or controls from time to time (hereinafter referred to as the “Voting Shares”) (i) in favor of the election or appointment of the Purchaser Designees to the Board in accordance with Section 7.7 of the Purchase Agreement, (ii) in favor of the Approval in accordance with the Proxy Proposal set forth in Section 7.9 of the Purchase Agreement, and (iii) otherwise in accordance with the provisions of this Agreement, in each case of sub-clauses (i) through (iii), whether at an annual or special meeting of stockholders or any class or series of stockholders or by written consent. Each Stockholder agrees that all shares of Common Stock that such Stockholder purchases, acquires the right to vote on or otherwise acquires beneficial ownership (as such term is defined in Section 13(d)(3) of the Exchange Act and the rules promulgated thereunder) of, after the execution of this Agreement, shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement, but excluding, to the extent applicable, shares of Common Stock underlying unexercised stock options, restricted stock units, or convertible notes.
(c)    Each Stockholder agrees to vote to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, and/or the Bylaws, as amended, as required to effect the intent of this Agreement.
(d)    Each Stockholder and the Company will not take any actions that will, or would reasonably be expected to, (i) impede, interfere with, delay, discourage, or adversely affect the provisions of this Agreement or the intention of the parties hereunder with respect to the composition of the Board as stated herein and in the Purchase Agreement or with respect to obtaining the Approval in accordance with the Proxy Proposal set forth in Section 7.9 of the Purchase Agreement or (ii) cause the withdrawal, modification or qualification of such recommendation by the Board in any manner or will publicly propose to do so.
(e)    Each Stockholder hereby appoints Purchaser and any designee of Purchaser, and each of them individually, such Stockholder’s true and lawful proxies and attorneys-in-fact (each, a “Proxy Holder”), with full power of substitution and re-substitution, and hereby authorizes each Proxy Holder to represent and vote (or consent pursuant to an action by written consent of the stockholders, if applicable), during the term of this Agreement, all of such Stockholder’s Voting Shares in favor of the matters set forth in this Section 1 and to take any action necessary to effect this Section 1. This proxy and power of attorney is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder shall take such further actions or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Stockholder shall be irrevocable during the term of this Agreement and shall be deemed to be coupled with an interest sufficient in law to support an

Exhibit 10.126

irrevocable proxy. Each Stockholder hereby revokes any and all prior proxies and powers of attorney granted by such Stockholder with respect to the Voting Shares. Unless and until this Agreement terminates in accordance with Section 2(h) below, each Stockholder shall not purport to grant any other proxy or power of attorney with respect to any of the Voting Shares, deposit any of the Voting Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of such Stockholder’s Voting Shares, in each case, with respect to any of the matters set forth in this Section 1. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder (to the extent applicable). The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement in accordance with Section 2(h).
2.    Miscellaneous.
(a)    Incorporation of Provisions of the Purchase Agreement. The provisions set forth in Section 8.2 through (and including) Section 8.10 of the Purchase Agreement are incorporated herein, and shall apply to this Agreement as if restated in full herein in all respects. All notices, requests, consents and other communications hereunder to each Stockholder shall be to the address set forth opposite such Stockholder’s name on Exhibit A hereto. In addition, all notices, requests, consents and other communications hereunder, if to any Person (other than the Stockholders) who becomes a holder of the Voting Shares (or any parts thereof) and succeeds to any Stockholder’s rights and obligations hereunder, in each case, in accordance with Section 2(d) and the other terms of this Agreement, shall be addressed as such successor shall designate to Purchaser and the Company in writing.
(b)    Voting Shares held by Affiliated Entities. To the extent any of the Voting Shares are not held directly by a Stockholder but by entities Affiliated with such Stockholder, such Stockholder hereby undertakes to cause each of such entities to (i) vote the Voting Shares held by them in accordance with the terms of this Agreement, and (ii) take any such other actions required or appropriate to fulfill the intent of the parties hereunder.
(c)    No Agreement as Director or Officer. No Stockholder makes any agreement or understanding in this Agreement in such Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (to the extent any Stockholder holds any of such offices), and nothing in this Agreement (a) will limit or affect any actions or omissions taken by any Stockholder in his capacity as a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement, or (b) will be construed to prohibit, limit or restrict each Stockholder from exercising fiduciary duties as a director or officer to the Company or its stockholders.

Exhibit 10.126

(d)    Successors in Interest. The provisions of this Agreement shall be binding upon the successors in interest of each Stockholder with respect to any of the Voting Shares or any voting rights therein, unless (i) such Voting Shares are sold into the public markets (a “Sale”), or (ii) such Voting Shares are transferred as a bona fide charitable gift to an unrelated third party non-government or non-profit organizations (a “Gift”). No Stockholder shall transfer, and the Company shall not permit any such transfer, of any Voting Shares (except for Sales and Gifts), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as the Stockholders hereunder. For the avoidance of doubt, no such additional written agreement shall be required if Voting Shares that are transferred remain under the control of any Stockholder.
(e)    Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. None of the Company or any of the Stockholders may assign any of the rights, or delegate any of the obligations, under this Agreement without the prior written consent of Purchaser; provided, however, that Purchaser may assign any of its rights, and delegate any of its obligations, under this Agreement to an Affiliate of Purchaser.
(f)    Specific Performance. It is agreed and understood that monetary damages may not adequately compensate an injured party for the breach of this Agreement by any party hereto, that any such injured party is entitled to specific performance of the terms of this Agreement (in addition to any other remedy to which it may be entitled at law or in equity), and that upon any breach of this Agreement, the non-breaching party shall be entitled to seek a temporary or permanent injunction, restraining order or other equitable remedy. Further, each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining any equitable relief.
(g)    Manner of Voting. The voting of Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by Applicable Law.
(h)    Termination. This Agreement shall terminate and be of no further force or effect upon the earlier to occur of: (i) upon the written consent of Purchaser, (ii) with respect to each Stockholder, when such Stockholder ceases to, directly or indirectly, hold any Voting Shares or, except with respect to Mr. Pickens, serve as an officer or director of the Company, or (iii) when Purchaser no longer has the right to appoint a Purchaser Designee (as defined in the Purchase Agreement). Nothing in this Section 2(h) shall be deemed to release any party from any liability

Exhibit 10.126

for any fraud or willful breach of this Agreement occurring prior to the termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.
(i)    Amendments and Waivers. Except as otherwise provided herein, neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or amended except upon the written consent of the Stockholders holding a majority in interest of the Voting Shares held by all Stockholders, the Company and Purchaser, in the case of any change, discharge, modification or amendment, or of the party hereto against whom the waiver is to be effective, in the case of a waiver; provided, however, that additional parties may be added to this Agreement by written agreement between Purchaser and such additional party, without the consent of the Stockholders or the Company being required, it being understood that each such additional party must be a holder of securities of the Company, and none of the Stockholders or the Company are adversely affected by such accession of the additional party.
(j)    Stock Splits, Stock Dividends. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by each Stockholder shall become Voting Shares for purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

COMPANY: CLEAN ENERGY FUELS CORP.

By:	/s/ Andrew J. Littlefair
Name:	Andrew J. Littlefair
Title:	President & Chief Executive Officer

(Signature Page to Voting Agreement)

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

PURCHASER: TOTAL MARKETING SERVICES S.A.

By:	/s/ Philippe Montanteme
Name:	Philippe Montanteme
Title:	Vice-President Strategy Marketing & Research

(Signature Page to Voting Agreement)

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

T. BOONE PICKENS (in his individual capacity)

/s/ Boone Pickens

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

ANDREW J. LITTLEFAIR (in his individual capacity)

/s/ Andrew J. Littlefair

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

ROBERT M. VREELAND (in his individual capacity)

/s/ Robert M. Vreeland

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

MITCHELL W. PRATT (in his individual capacity)

/s/ Mitchell W. Pratt

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

BARCLAY F. CORBUS (in his individual capacity)

/s/ Barclay F. Corbus

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

JOHN S. HERRINGTON (in his individual capacity)

/s/ John S. Herrington

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

WARREN I. MITCHELL (in his individual capacity)

/s/ Warren I. Mitchell

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

KENNETH M. SOCHA (in his individual capacity)

/s/ Kenneth M. Socha

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

JAMES C. MILLER III (in his individual capacity)

/s/ James C. Miller III

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

VINCENT C. TAORMINA (in his individual capacity)

/s/ Vincent C. Taormina

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

JAMES E. O’CONNOR (in his individual capacity)

/s/ James E. O’Connor

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed by their duly authorized representatives or in their individual capacity, as the case may be, as of the date first above written.

STEPHEN A. SCULLY (in his individual capacity)

/s/ Stephen A. Scully